Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As registered independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 30, 2007 relating to the financial statements of Cambridge Heart, Inc., which appears in its Annual Report on Form 10-K for the year ended December 31, 2006, and to all references to our Firm, included in or made a part of this Registration Statement on Form S-3.

/s/ Vitale, Caturano & Company, Ltd.

Boston, Massachusetts

May 17, 2007